Exhibit 99.1

Aratana Therapeutics Reports Third Quarter 2014 Results

—Conference Call Tomorrow, November 11, 2014, 8:30 a.m. Eastern Time—

KANSAS CITY, Kan., November 10, 2014 — Aratana Therapeutics, Inc. (NASDAQ: PETX), a pet therapeutics company focused on licensing, developing and commercializing innovative biopharmaceutical products for companion animals, today announced its third quarter 2014 results.

"We continue to execute on multiple fronts," stated Steven St. Peter, M.D., President and Chief Executive Officer of Aratana Therapeutics. "This quarter, we advanced our priority programs, expanded our portfolio to other important diseases and improved our balance sheet."

Aratana's diversified portfolio consists of more than 18 therapeutic candidates: two have received conditional licensure, one has been submitted for licensure, more than a dozen are in active development and several additional candidates are in pre-development.

Recent Highlights:

•

AT-001 (grapiprant, EP4 receptor antagonist for osteoarthritis pain): Aratana completed enrollment in the pivotal field effectiveness study in client-owned dogs at the end of October; Aratana continues to anticipate top-line results by the end of 2014 and marketing approval in 2016.

•

AT-002 (capromorelin, ghrelin agonist for appetite stimulation): Aratana continues to enroll the pivotal field effectiveness trial in client-owned dogs and continues to anticipate top-line results in the first quarter of 2015 and marketing approval in 2016.

•

AT-003 (bupivacaine extended release injectable suspension for post-operative pain): During the quarter, Aratana announced positive results of a pilot study in client-owned dogs and met with the FDA to discuss the design of the pivotal field effectiveness which it expects to start by the end of 2014. Aratana continues to anticipate top-line results in the second quarter of 2015 and marketing approval in 2016.

•

In October 2014, investigators presented initial clinical trial results at the Veterinary Cancer Society meeting on AT-004, our partnered product in the U.S. and Canada to aid in the treatment of B-cell lymphoma.

•

Aratana continues to enroll dogs in two studies investigating the use of AT-005, the Company's conditionally licensed monoclonal antibody to aid in the treatment of T-cell lymphoma, in combination with chemotherapy. Aratana commenced a limited commercial introduction of AT-005 in the fourth quarter of 2014. After receipt of a full license for AT-005 from the United States Department of Agriculture (USDA), which Aratana continues to anticipate in 2015, the Company plans to further expand commercial availability.

•

During the third quarter of 2014, the Company received positive results from the recently closed study of AT-006, the Company's partnered antiviral for treatment of ocular lesions associated with feline ocular herpes infection.  The Company anticipates that the study results will assist in designing a plan for concurrent U.S. and EU product development.

•

In October 2014, Aratana completed an exclusive license for its AT-Gamma option program, now known as AT-018, with Atopix Therapeutics Ltd. The Company anticipates initiating a pilot study to treat atopic dermatitis in dogs in early 2015.

Financial Results:
For the three months ended September 30, 2014, Aratana reported a net loss of ($10.1) million, or ($0.35) basic earnings per share, compared to a loss of ($4.7) million for the same period in 2013.  For the nine months ended September 30, 2014, the Company reported a net loss of ($28.6) million, or ($1.01) basic earnings per share versus ($11.4) million for the same period in 2013.

The Company reported revenue of $0.04 million for the three months ended September 30, 2014 and a total of $0.5 million in revenue for the first nine months of 2014.  In the third quarter of 2014, the revenue was primarily related to the recognition of license and collaboration fees and manufacturing services related to AT-004, the B-cell monoclonal antibody for lymphoma. For the nine month period, the revenue also included R&D collaboration revenue from AT-006, the antiviral for treatment of ocular lesions associated with feline ocular herpes infection.

Research and development expenses totaled $6.1 million for the three months ended September 30, 2014 compared to $3.2 million for the third quarter of 2013.  For the nine months ended September 30, 2014, research and development expenses totaled $13.9 million compared to $7.8 million for the same period in 2013.  The increase in research and development expenses was due primarily to advancing the development of the pipeline programs as noted above, as well as the increase in the number of products in development as a result of the Vet Therapeutics and Okapi Sciences acquisitions and other licensing arrangements.

During 2014, the Company has increased its development portfolio by licensing rights to novel technology.  As of September 30, 2014, the Company recorded in-process R&D of $1.2 million to obtain licenses for AT-014 for the treatment of osteosarcoma in dogs, three additional cancer immunotherapy products for the treatment of other types of cancer and AT-016 for allogeneic stem cell therapy technology for the treatment of osteoarthritis in dogs.

During the three months ended September 30, 2014, general and administrative expenses were $3.9 million as compared to $1.4 million for the same period in 2013. For the nine months ended September 30, 2014, general and administrative expenses were $12.9 million as compared to $3.9 million for the same period in 2013. The increases were associated primarily to costs associated with becoming a public company, increased professional fees associated with acquisitions, and the addition of general operating expenses related to the San Diego, California and Leuven, Belgium entities in 2014.  During 2014, Aratana has continued to build a commercial infrastructure, which includes personnel, systems and other costs associated with preparing our products for market introduction.

During the three months ended September 30, 2014, the Company recorded amortization expenses of $0.6 million related to its acquired B-cell (AT-004) and T-cell (AT-005) lymphoma products and $1.7 million for the nine month period ended September 30, 2014.

As of September 30, 2014, Aratana had a total of approximately $108.3 million in cash, cash equivalents, investments and short-term marketable securities. On September 22, 2014, Aratana completed a public offering in which the Company issued and sold 5,175,000 shares of common stock for net proceeds of approximately $44.8 million after deducting underwriting discounts and commissions and other offering expenses.  For the nine months ending September 30, 2014, Aratana used approximately $22.8 million of cash for operating activities.  As reported in the first quarter of 2014, the Company was successful in raising net proceeds of approximately $90.5 million through a public offering of common stock that closed in February 2014.  The proceeds were partially used to fund the purchase of Okapi Sciences for approximately $44.4 million and repay $3 million of promissory notes to the former shareholders of Vet Therapeutics.  Including the net proceeds from the public offering completed in September 2014, the Company now believes that its existing cash, cash equivalents and short-term investments will be sufficient to fund its operations through 2016.

The Company will host a conference call at 8:30 a.m. ET on November 11, 2014 to discuss the third quarter 2014 results.  Please find conference details below.

Conference Call and Webcast

Date:Tuesday, November 11, 2014
Time:8:30 a.m. Eastern Time

Conference call numbers:

Interested participants and investors may access the conference call by dialing:

1 (866) 364-3820 (U.S.)

1 (855) 669-9657 (Canada)

1 (412) 902-4210 (International)

Webcast:

Accessible via the Investor Relations section of the Company's website at aratana.investorroom.com

A replay of the conference call and webcast will be available for up to 90 days beginning at approximately 10:30 a.m. E.T.  November 11, 2014 by dialing 1 (877) 344-7529 (U.S.),
1 (855) 669-9658 (Canada), 1 (412) 317-0088 (International) Conference ID: 10055885

About Aratana Therapeutics
Aratana Therapeutics is a pet therapeutics company focused on licensing, developing and commercializing innovative biopharmaceutical products for companion animals. Aratana believes that it can leverage the investment in the human biopharmaceutical industry to bring therapeutics to pets in a capital and time efficient manner. The Company’s pipeline includes therapeutic candidates targeting pain, inappetence, cancer, viral diseases, allergy and other serious medical conditions.  Aratana believes the development and commercialization of these therapeutics will permit veterinarians and pet owners to manage pets' medical needs safely and effectively, resulting in longer and improved quality of life for pets.  For more information, please visit www.aratana.com.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding our expectations regarding the approval of products; expectations regarding development programs, trials, studies, approvals and commercialization; expectations regarding the sufficiency of cash and cash equivalents and short-term investments to fund our operations through 2016; expectations regarding in-license initiatives and partnerships; and expectations regarding the Company's plans and opportunities.

These forward-looking statements are based on management's current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: our limited operating history and expectations of losses for the foreseeable future; our lack of commercial sales; our failure to obtain any necessary additional financing; market conditions and our ability to raise capital under the shelf registration from the sale of our securities; our substantial dependence on the success of certain of our lead product candidates; our inability to identify, license, develop and commercialize additional product candidates; our inability to obtain regulatory approval for our existing or future product candidates; the lack of commercial success of our current or future product candidates; uncertainties regarding the outcomes of studies regarding our products; our inability to realize all of the anticipated benefits of our acquisitions of Vet Therapeutics and Okapi Sciences; effects of competition; our failure to attract and keep senior management and key scientific personnel; our reliance on third-party manufacturers, suppliers, partners and other third parties which conduct our target animal studies and certain other development efforts; our lack of a sales organization; our significant costs of operating as a public company; our current exemption from the requirement to maintain internal control over financial reporting, and any failure to achieve or maintain effective internal control over financial reporting in the future; changes in distribution channels for pet therapeutics; consolidation of our customers; impacts of generic products; limitations on our ability to use our net operating carryforwards; unanticipated safety or efficacy concerns; our limited patents and patent rights; our failure to comply with our intellectual property license obligations; our infringement of third party patents and challenges to our patents or rights; our failure to comply with regulatory requirements; our failure to report adverse medical events related to our products; legislative or regulatory changes; the volatility of our stock price; our status as an "emerging growth company," as defined in the JOBS Act; the potential for dilution if we sell shares of our common stock in future financings; the significant control over our business by our principal stockholders and management; the potential that a significant portion of our total outstanding shares could be sold into the market in the near future; effects of anti-takeover provisions in our charter documents and under Delaware law; and our intention not to pay dividends. These and other important factors discussed under the caption "Risk Factors" in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, on March 26, 2014, and the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 13, 2014, along with our other reports filed with the SEC, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.  Any such forward-looking statements represent management's estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Contacts:
For investor inquires:
Aratana Therapeutics, Inc.
Craig Tooman
ctooman@aratana.com; (913) 353-1023

For media inquiries:
Tiberend Strategic Advisors, Inc.
Andrew Mielach
amielach@tiberend.com; (212) 375-2694

ARATANA THERAPEUTICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(Amounts in thousands, except share and per share data)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2014	2013	2014	2013
Revenues:
Licensing and collaboration revenue	$43	$—	$519	$—
Total revenues	43	—	519	—
Costs and expenses:
Royalty expense	17	—	52	—
Research and development	6,078	3,234	13,950	7,817
General and administrative	3,897	1,427	12,913	3,911
In-process research and development	—	—	1,157	—
Amortization of acquired intangible assets	581	—	1,702	—
Total costs and expenses	10,573	4,661	29,774	11,728
Loss from operations	(10,530)	(4,661)	(29,255)	(11,728)
Other income (expense)
Interest income	31	26	58	51
Interest expense	(222)	(80)	(768)	(182)
Other income (expense), net	(10)	44	(158)	455
Total other income (expense)	(201)	(10)	(868)	324
Loss before income taxes	$(10,731)	$(4,671)	$(30,123)	$(11,404)
Income tax benefit	601	—	1,563	—
Net loss and comprehensive loss attributable to common stockholders	$(10,130)	$(4,671)	$(28,560)	$(11,404)
Net loss per share, attributable to common stockholders, basic and diluted	$(0.35)	$(0.22)	$(1.01)	$(1.50)
Weighted average shares outstanding, basic and diluted	29,348,375	20,806,352	28,301,216	7,601,388

ARATANA THERAPEUTICS, INC.

CONSOLIDATED CONDENSED BALANCE SHEETS

(unaudited in thousands)

	SEPTEMBER 30, 2014	DECEMBER 31, 2013
Assets
Current assets:
Cash, cash equivalents and short-term investments	$108,256	$45,754
Accounts receivable, receivable from stockholder and prepaid expenses	704	1,275
Inventories	203	55
Deferred tax asset - current	1,381	1,381
Total current assets	110,544	48,465
Property and equipment, net	741	98
Long-term marketable securities	1,029	—
Goodwill	37,052	20,796
Intangible assets, net	71,423	46,140
Other long-term assets	534	37
Total assets	$221,323	$115,536
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable, accrued expenses	$4,895	$4,802
Current portion—loan payable and note payable	—	8,625
Current portion—deferred licensing revenue	11	45
Current portion—contingent consideration	4,169	2,572
Deferred income	800	800
Other current liabilities	45	57
Total current liabilities	9,920	16,901
Loan payable	14,957	9,310
Contingent consideration	—	1,543
Deferred tax liability	3,396	1,666
Other long-term liabilities	42	75
Total liabilities	28,315	29,495
Total stockholders’ equity	193,008	86,041
Total liabilities and stockholders’ equity	$221,323	$115,536